EXHIBIT 99.8



                          COMMUNITY CHARTER CORPORATION

                       1994 NON-QUALIFIED STOCK OPTION PLAN
                       FOR EXECUTIVE OFFICERS AND DIRECTORS


              1.  Purpose of Plan:  The purpose of this 1994 Non-Quali-

         fied Stock Option Plan for Executive Officers and Directors

         ("Plan") is to aid Community Charter Corporation (the "Com-

         pany") in securing and retaining qualified executive officers and directors by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Com-

         pany, to join or continue in the service of the Company and increase their efforts for its welfare.


              2.  Granting of Options:  The Company may from time to

         time grant options to purchase shares of the Company's Common

         Stock ("Shares") to executive officers (as defined in Securi-

         ties and Exchange Commission Regulation D) of the Company or members of the Company's Board of Directors ("Board"), as

         authorized in each instance by the Board.


              3.  Maximum Number of Option Shares:  The maximum number

         of Shares which may be issued pursuant to the exercise of

         options granted under this Plan is 95,000 Shares, the Company shall at all time reserve a number of Shares for issuance here-

         under equal to the number of Shares for which options are then outstanding; such reserved shares may consist of previously-

         unissued Shares or treasury Shares or any combination thereof.







         Upon the expiration of any unexercised option, the Shares sub-

         ject to issuance thereunder shall again become available for option tinder this Plan.


              4.  Duration of Plan:  No option may be granted under this

         Plan before the date on which this Plan is adopted by the Board or after December 31, 1999, but options theretofore granted may extend beyond that date in accordance with their terms.


              5.  Rights of Option Holder:  Each option holder

         "Optionee") shall have only the rights granted in a written

         Option Agreement delivered to the Optionee pursuant to the granting of an option hereunder.  No Optionee shall have any rights of a stockholder as to Shares under option until such

         Shares shall have been issued to him or her upon due exercise of the option.  The grant of an option shall not affect in any way the right or power of the Company to make adjustments,

         reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dis-

         solve or liquidate, or to sell or transfer any or all of its business or assets.


              6.  Terms of Options:  The terms of each option granted

         under the Plan shall be as determined from time to time by the

         Board and embodied in a written Option Agreement between the

         Company and the Optionee, consistent however, with the provi-

         sions of this Plan, including the following:


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              (i)  The option price shall be as determined from time to

                   time by the Board.  Payment in full in cash shall be

                   made for all Shares purchased, plus the amount of any

                   withholding taxes payable by the Company as a result

                   of the exercise.


             (ii)  The Board may in its discretion provide for delayed

                   vesting for any option, and/or may provide for any

                   option to vest in phases or be exercisable in

                   installments over such period of time as it shall

                   determine.  In particular and without limitation, the

                   Board may in its discretion provide for immediate

                   vesting as to any option in the event of a change in

                   control of the Company, a sale of assets of the Com-

                   pany, a tender offer whether by the Company or any

                   third party, the dissolution of the Company, or a

                   merger or consolidation of the Company with or into

                   any other entity.


            (iii)  No option may be exercisable after ten (10) years

                   from the date it is granted, except as provided in

                   subparagraph 6(vi).


             (iv)  As a condition to the purchase of Shares pursuant

                   thereto, the Optionee shall represent to the Company

                   that he or she is acquiring the Shares for investment



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                   and not with a view to the distribution thereof, and

                   the Share certificates shall bear appropriate

                   restrictive legends.


              (v)  The option shall not be transferable by the Optionee

                   otherwise than by will or the laws of descent and

                   distribution, and except as provided in subparagraph

                   6(vi) the option shall be exercisable only by the

                   Optionee and only during the period he or she is

                   serving either as an executive officer or as a direc-

                   tor of the Company.  Notwithstanding the foregoing,

                   however, the option may be transferred between the

                   Optionee in his or her personal capacity and the

                   Optionee as trustee (the "Trustee," which term shall

                   include any successor trustees) of a trust (A) of

                   which the Optionee is both sole trustee and sole ben-

                   eficiary during his or her lifetime, and (B) all of

                   which is treated under subpart E of Part I of Sub-

                   chapter J of Chapter 1 of Subtitle A of the Internal

                   Revenue Code of 1986, as amended, as owned by the

                   Optionee.


             (vi)  In the event of the death of the Optionee or if the

                   Optionee no longer serves either as an executive

                   officer or as a director by reason of his or her dis-

                   ability or incapacity, the option may be exercised,



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                   but only if and to the extent it shall be exercisable

                   on the date of the Optionee's death or of such

                   termination of service, by the Optionee's personal

                   representative, or his or her conservator (if any) or

                   guardian (if any), respectively, for a period of 180

                   days following the date of the Optionee's death or of

                   such termination of employment.


            (vii)  Each option agreement shall contain such other provi-

                   sions and restrictions as the Board shall deem

                   advisable in the particular instance, including

                   without limitation such additional restrictions on

                   the transfer of Shares as the Board may deem

                   appropriate.


              7.  Share Adjustment:  In the event of any reclassifica-

         tion, split-up or combination of, or other change in, the Com-

         pany's common stock, then the number or kind of Shares avail-

         able for option under the Plan or subject to an option there-

         under shall be correspondingly added to, increased, diminished or changed, without increase or decrease in the aggregate pur-

         chase price of all Shares subject to option before and after such change.


              8.  Administration of Plan:  (a)  The Board shall have the power to interpret the Plan, and to make rules for carrying it out.  It shall have no power (without the consent of the


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         Optionee) to change the terms and conditions of any option adversely to the Optionee, except to the extent, if any, pro-

         vided in such option.  The determination by the Company's Pres-

         ident as to the employees eligible to receive options and the determination of the option terms and the Optionees by the

         Board shall be conclusive.


              (b)  The Board may extend, amend or terminate the Plan at

         any time; however, no extension, amendment or termination shall adversely affect the rights of an Optionee under any option then in effect, except as the Company and the Optionee may otherwise agree.






























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